Exhibit 99.1
Heliogen, Inc. Announces Fourth Quarter and Full Year 2023
Financial and Operational Results; Appoints New CFO

PASADENA, Calif, March 25, 2024 – Heliogen, Inc. (“Heliogen”) (OTCQX: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today provided its fourth quarter and full year 2023 financial and operational results and announced the appointment of its new Chief Financial Officer.

Financial and Operational Highlights

•2.0 gigawatts (“GW”) in opportunity pipeline, an increase of nearly 1.2 GW since August 2023
•Demonstrated third-party validation of the effectiveness of Heliogen’s proprietary control system at Sandia National Laboratories’ National Solar Thermal Test Facility, validating software’s role in enhancing solar plant efficiency and interoperability, paving the way for commercialization through licensing opportunities
•Executed a joint development agreement with Omanor, a real estate developer of logistics & energy infrastructure assets, and provider of permitting and off-take services for renewable projects in Mexico, unlocking an expanded market in Latin America and gaining on-the-ground expertise needed to initiate projects of scale
•Executed a contract with Woodside Energy for up to $1.6 million to progress engineering and development for the Brenda Green Hydrogen Project in Arizona, anticipated to produce up to 20,000 metric tons per year of fuel cell electric vehicle grade liquid hydrogen
•Began site preparation for heliostat field installation at the Heliogen steam plant in the Permian Basin with mechanical completion on track for the end of 2024
•Developed and executed on an operating cost reduction plan forecasted to address both investment and operating needs of Heliogen into March 2025
•$76 million contracted revenue backlog driven by a diverse set of contracts ranging from next-generation concentrated solar power (“CSP”) to green hydrogen to sustainable aviation fuel
•$75.1 million in available liquidity as of December 31, 2023
•Initiated a comprehensive review process to explore and evaluate strategic alternatives for enhancing value

“Reflecting on the past year, I am proud of the Heliogen team for the strides we have taken toward commercializing our innovative concentrated solar thermal technology,” said Christie Obiaya, Heliogen’s Chief Executive Officer. “We believe we have sufficient liquidity to execute our plans into March 2025 and we have proactively engaged a financial advisor to assist us in reviewing strategic alternatives that we believe will position us for future growth and increased long-term shareholder value.”

Julie Kane, chair of Heliogen’s Board of Directors, added, “The Heliogen Board appreciates Christie and her team for moving the Company forward during 2023 and are confident in the team’s ability to accomplish more in 2024.”

Appointment of Chief Financial Officer

Phelps Morris will join Heliogen as Chief Financial Officer effective April 1, 2024, replacing Interim Chief Financial Officer, Alan Gahm. Prior to joining the Company, Mr. Morris served as Chief Financial Officer of FTC Solar, Inc. (NASDAQ: FTCI) from March 2022 to November 2023 where he led all aspects of the finance function. Previously, he served as Senior Vice President and Treasurer of True Blue, Inc. (NYSE: TBI) from November 2016 to March 2022. Mr. Morris also acted as Vice President, Investor Relations at Sunedison, Inc. (NYSE: SUNE) from May 2014 to August 2016. Mr. Morris brings extensive knowledge of the solar industry, and more than 20 years of experience in finance with expertise spanning treasury, capital markets, mergers and acquisitions, risk management and investor relations. Mr. Morris is a Certified Financial Analyst charterholder and holds an MBA from the Ross School of Business at the University of Michigan and a BA in Economics from Middlebury College.

“I’m delighted to welcome Phelps to the Heliogen team,” said Ms. Obiaya. “His core areas of expertise, his collaborative leadership style, and his experience in financial leadership through dynamic business cycles will serve us very well.”

Ms. Obiaya added, “Our strong team is well-prepared to continue executing on our strategic goals. Heliogen remains committed to serving as a leading provider of solar energy technology to industry, to support the transition to a more sustainable world.”

Fourth Quarter and Full Year 2023 Financial Results

During the fourth quarter 2023, Heliogen completed the front-end engineering design phase and updated its cost estimate for the Capella Project. Located in California, the Capella Project is the world’s first fully-integrated third generation CSP commercial-scale demonstration facility. For the fourth quarter and full year 2023, Heliogen reported total revenue of $(1.2) million and $4.4 million, respectively, driven primarily by an unfavorable cumulative adjustment of $(3.4) million recorded during the fourth quarter of 2023, as a result of the updated Capella Project cost estimate.

For the fourth quarter and full year 2023, Heliogen reported a net loss of $(78.8) million and $(129.6) million, respectively, driven primarily by the recognition of a non-cash provision for contract losses of $52.9 million, associated primarily with the change in estimate for its Capella Project. The current cost estimate for the Capella Project is subject to further refinement as Heliogen continues to explore additional cost saving opportunities. In addition, Heliogen is exploring supplemental third-party funding sources to offset the incremental cost. As a result, the final cost for the Capella Project could vary from our current estimate.

Heliogen’s Adjusted EBITDA was $(23.9) million and $(79.2) million for the fourth quarter and full year 2023, respectively.

As of December 31, 2023, the Company had available liquidity of $75.1 million, consisting of $62.7 million of cash and cash equivalents and $12.4 million of investments, and no debt.

Conference Call Information

The Heliogen management team will host a conference call to discuss its fourth quarter and full year 2023 financial results on Tuesday, March 26, 2024, at 10:00 a.m. EDT. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Heliogen’s website at www.heliogen.com. The call can also be accessed live via telephone by dialing 1-877-407-0789 (1-201-689-8562 for international callers) and referencing Heliogen.

An archive of the webcast will also be available shortly after the call on the Investor Relations section of Heliogen’s website.

Open Conference Call Question Submission

Members of the investor community may submit questions before the start of the conference call for consideration via email to louis.baltimore@heliogen.com.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Backlog

Contracted revenue backlog represents contracted revenue with customers and government entities we expect to realize for the construction of facilities, engineering services agreements, operating agreements, and products delivered under purchase agreements. We cannot guarantee that our revenue projected in our backlog will be realized or, if realized, will result in profits. In addition, project cancellations or scope adjustments may occur with respect to contracts reflected in our backlog. Accordingly, our backlog as of any particular date is an uncertain indicator of future earnings.

Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

EBITDA represents consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Please see the accompanying tables for a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectation that our cost reduction strategy will position us to continue our work into March 2025, achieving our commitment to stockholders, our intent to explore and evaluate various strategic alternatives and our expanding opportunity pipeline. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) the delisting of our common stock and public warrants on the New York Stock Exchange; (iii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iv) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (v) our ability to access sources of capital to finance operations, growth and future capital requirements; (vi) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vii) our ability to scale in a cost effective manner; (viii) changes in applicable laws or regulations; (ix) developments and projections relating to our competitors and industry; (x) unexpected adjustments and cancellations related to our backlog; (xi) our ability to protect our intellectual property; and (xii) whether the objectives of the strategic alternative review process will be achieved. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form

10-K for the year ended December 31, 2022, as supplemented in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 and September 30, 2023, and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investors Contact:
Louis Baltimore
VP, Strategic Finance & Investor Relations
Louis.Baltimore@heliogen.com

Heliogen Media Contact:
Sam Padreddii
Manager, Corporate Communications
media@heliogen.com

Heliogen, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$(1,159)	$4,720	$4,445	$13,751
Cost of revenue	54,285	3,475	60,048	47,536
Gross profit (loss)	(55,444)	1,245	(55,603)	(33,785)

Operating expenses:
Selling, general and administrative	13,841	20,491	50,655	81,224
Research and development	5,660	11,833	21,028	38,281
Impairment charges	6,766	6,922	7,774	6,922
Total operating expenses	26,267	39,246	79,457	126,427
Operating loss	(81,711)	(38,001)	(135,060)	(160,212)

Interest income, net	560	329	1,448	995
Gain on warrant remeasurement	216	1,242	542	13,921
Other income, net	2,132	1,209	3,473	2,280
Net loss before taxes	(78,803)	(35,221)	(129,597)	(143,016)
Benefit (provision) for income taxes	2	235	(1)	1,016
Net loss	$(78,801)	$(34,986)	$(129,598)	$(142,000)

Loss per share:
Loss per share – Basic and Diluted (1)	$(13.15)	$(6.32)	$(22.26)	$(26.13)
Weighted average number of shares outstanding – Basic and Diluted (1)	5,991,628	5,537,887	5,822,389	5,433,912
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(1)Periods presented have been adjusted to reflect the 1-for-35 reverse stock split on August 31, 2023.

Heliogen, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$62,715	$45,719
Investments	12,386	97,504
Other current assets	8,365	15,598
Total current assets	83,466	158,821
Non-current assets	23,567	32,798
Total assets	$107,033	$191,619
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Trade payables	$746	$6,921
Contract liabilities	17,008	10,348
Contract loss provisions	75,340	28,418
Other current liabilities	8,907	5,602
Total current liabilities	102,001	51,289
Long-term liabilities	13,047	15,006
Total liabilities	115,048	66,295
Stockholders’ equity (deficit)	(8,015)	125,324
Total liabilities and stockholders’ equity (deficit)	$107,033	$191,619

Heliogen, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
($ in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss	$(78,801)	$(34,986)	$(129,598)	$(142,000)
Interest income, net	(560)	(329)	(1,448)	(995)
Provision (benefit) for income taxes	(2)	(235)	1	(1,016)
Depreciation and amortization	450	298	2,142	2,587
EBITDA	$(78,913)	$(35,252)	$(128,903)	$(141,424)
Impairment charges (1)	6,766	6,922	7,774	6,922
Gain on warrant remeasurement (2)	(216)	(1,242)	(542)	(13,921)
Share-based compensation (3)	914	8,249	(5,164)	42,861
Contract loss provisions (4)	53,002	39	52,854	33,776
Contract losses incurred (4)	(4,338)	(2,216)	(5,966)	(5,718)
Change in fair value of contingent consideration (5)	(1,642)	(593)	(353)	(1,656)
Reorganization costs (6)	573	—	1,160	—
Employee retention credit (7)	—	(1,579)	(41)	(1,579)
Adjusted EBITDA	$(23,854)	$(25,672)	$(79,181)	$(80,739)
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(1)Impairment charges during 2023, are associated with our Collaboration Warrants, cloud computing implementation costs and goodwill. Impairment charges during 2022, are associated with property, plant and equipment for construction in progress for certain project-related costs and intangible assets.
(2)Represents the change in fair value on our outstanding warrant liabilities.
(3)Share-based compensation for the year ended December 31, 2023 includes a net reduction of $12.5 million of expense as a result of stock options forfeited in connection with the termination of our former Chief Executive Officer.
(4)Represents contract loss provisions with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized. The contract loss provision is reduced and recognized in cost of revenue as expenditures are incurred and related revenue is recognized.
(5)Represents the change in fair value of our contingent consideration associated with the acquisition of HelioHeat GmbH.
(6)Represents reorganization costs related to employee severance and related benefits recorded during 2023.
(7)Represents the employee tax credit to the Coronavirus Aid, Relief, and Economic Security Act recorded as grant revenue.